UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2375 Waterview Drive Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 8, 2025, CF Industries Holdings, Inc. (“CF Industries”) announced that it formed a joint venture, Blue Point Number One, LLC, with JERA Co., Inc. (“JERA”), Japan’s largest energy company, and Mitsui & Co., Ltd. (“Mitsui”), a leading global investment and trading company, for the construction, production and offtake of low-carbon ammonia (the “Blue Point joint venture”). CF Industries holds 40% ownership, JERA holds 35% ownership, and Mitsui holds 25% ownership in the Blue Point joint venture. Under the terms of the Blue Point joint venture’s limited liability company agreement, JERA had a conditional option that, if the specified condition were met, JERA could reduce its ownership below 35% but not lower than 20%. CF Industries would have had the right and obligation to increase its ownership by the same amount had JERA opted to reduce its ownership. The option is now expired and is no longer exercisable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2026	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Michael P. McGrane
	Name:	Michael P. McGrane
	Title:	Vice President, General Counsel and Secretary